      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 2006
                                                      REGISTRATION NO. 333-64924
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                              GLACIER BANCORP, INC.
             (Exact name of registrant as specified in its charter)



            MONTANA                                     81-0519541
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)


          49 COMMONS LOOP, KALISPELL, MONTANA 59903-0027 (406) 756-4200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

   AMENDED AND RESTATED GLACIER BANCORP, INC. 1995 EMPLOYEE STOCK OPTION PLAN
                              (Full title of plan)

                                   -----------

                          Copies of communications to:
STEPHEN M. KLEIN, ESQ.                             MICHAEL J. BLODNICK
Graham & Dunn PC                                   P. O. Box 27
Pier 70, 2801 Alaskan Way, Suite 300               49 Commons Loop
Seattle, Washington 98121-1128                     Kalispell, Montana 59903-0027
(206) 340-9648                                     (406) 756-4200

                              EXPLANATORY STATEMENT

This post-effective amendment to the registration statement on Form S-8 (Registration No. 333-64924) (the "Registration Statement") is being filed by Glacier Bancorp, Inc. (the "Registrant" or "Glacier") to deregister 1,046,994 shares of its common stock (as adjusted for subsequent stock splits and stock dividends) previously registered under the Registration Statement with respect to shares reserved for issuance under the Registrant's Amended and Restated Glacier Bancorp, Inc. 1995 Employee Stock Option Plan (the "1995 Plan"). Under the Registration Statement, an aggregate of 4,022,584 shares (as adjusted for subsequent stock splits and stock dividends) were registered for issuance under the 1995 Plan. As of this date, 1,200,121 shares remain subject to granted but unexercised options under the 1995 Plan.

At the 2005 Annual Shareholder Meeting, shareholders approved the 2005 Stock Incentive Plan (the "2005 Plan"). The 2005 Plan supercedes the 1995 Plan and as a result, Registrant has terminated all further offerings of its common stock under the 1995 Plan and pursuant to the Registration Statement. On May 15, 2005, the Registrant filed a registration statement on Form S-8 (Registration No. 333-125024) to register 2,500,000 shares of its common stock for issuance under the 2005 Plan.

In accordance with an undertaking made by Glacier in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of the Registrant's common stock which remain unsold at the termination of the offering, the Registrant removes from registration all shares of Glacier common stock registered under the Registration Statement which remain unsold as of the Effective Time.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on the 22nd day of February 2006.

                                                   GLACIER BANCORP, INC.


                                                   By    /s/ Michael J. Blodnick
                                                   -----------------------------
                                                   Michael J. Blodnick
                                                   President and Chief Executive
                                                   Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 22nd day of February 2006.


     Signature                              Title

  /s/ Michael J. Blodnick        President, Chief Executive Officer and Director
---------------------------
Michael J. Blodnick              (Principal Executive Officer)


   /s/ James H. Strosahl         Executive Vice President and CFO
---------------------------
James H. Strosahl                (Principal Financial and Accounting Officer)


   /s/ Everit A. Sliter          Chairman of the Board
---------------------------
Everit A. Sliter

         William L. Bouchee *                             Director
--------------------------------------------
William L. Bouchee

         /s/ Allen J. Fetscher                            Director
--------------------------------------------
Allen J. Fetscher

         Fred J. Flanders *                               Director
--------------------------------------------
Fred J. Flanders

         /s/ Jon W. Hippler                               Director
--------------------------------------------
Jon W. Hippler

         /s/ L. Peter Larson                              Director
--------------------------------------------
L. Peter Larson

         John S. MacMillan *                              Director
--------------------------------------------
John S. MacMillan


         /s/ Michael J. Blodnick
------------------------------------
Michael J. Blodnick, Attorney  --in-Fact *
